UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 21, 2023
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Live Ventures Incorporated
(Exact name of Registrant as Specified in Its Charter)
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Nevada	001-33937	85-0206668
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

325 E. Warm Springs Road, Suite 102 Las Vegas, Nevada		89119
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: (702) 997-5968
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	LIVE	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
On October 17, 2023 (the “Closing Date”), Vintage Stock, Inc. (“Vintage Stock”), a Missouri corporation and wholly owned indirect subsidiary of Live Ventures Incorporated, a Nevada corporation, entered into a $15.0 million credit agreement (the “Credit Agreement”) with Bank Midwest, a division of NBH BANK (the “Lender”), replacing a revolving credit facility between Vintage Stock and Texas Capital Bank, which was entered into in November 2016 and set to mature in November 2023. In connection with the entry into the Credit Agreement, the revolving credit facility between Vintage Stock and Texas Capital Bank was terminated.
Subject to the Credit Agreement, on the Closing Date the Lender issued a revolving credit loan (“Loan”) to Vintage Stock in the principal amount of $15.0 million, evidenced by a revolving credit note (the “Revolving Note”). Pursuant the Credit Agreement, interest accrues daily on the outstanding principal balance of the Loan at a rate of the greater of (a) the one-month forward-looking term rate based on SOFR, plus 2.36% per annum, or (b) 6.50% per annum. The payment obligations for Loans under the Credit Agreement include monthly payments commencing December 1, 2023 and all outstanding principal and interest thereon due on October 17, 2024 (the “Termination Date”).
The Credit Agreement contains certain mandatory prepayment triggers that are customarily required for similar financings. Additionally, the Credit Agreement contains certain representations and warranties, certain affirmative covenants, certain negative covenants, certain financial covenants, certain events of default and certain conditions that are customarily required for similar financings.
Pursuant to the Credit Agreement, the Lender has agreed to issue one or more letters of credit (each, a “Letter of Credit” and together with the Loans, the “Obligations”) up to $1,000,000 to Vintage Stock prior to the Termination Date, subject to certain customary restrictions. Vintage Stock has agreed to a fee in respect of any such Letter of Credit of 0.25% of the face amount of such Letter of Credit due on the date the Letter of Credit is issued, and annually thereafter on each anniversary date thereof.
On or about the Closing Date, Vintage Stock and the Lender entered into a Security Agreement by which Vintage Stock granted to the Bank, as security for the Obligations, a security interest in all of Vintage Stock’s presently owned or thereafter acquired personal property, including all of the Vintage Stock’s inventory, equipment, other goods, accounts receivable, general intangibles and investment property.
The foregoing brief summary description of certain terms and provisions of the Credit Agreement, Revolving Note and the Security Agreement (the “Financing Agreements”) do not purport to be complete and are qualified in their entirety by reference to the full text of the Financing Agreements, copies of which are attached as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3 to this Current Report on Form 8-K.

Item 1.02. Termination of a Material Definitive Agreement.
The information included, or incorporated by reference, in Item 1.01 of this Current Report is incorporated by reference into this Item 1.02 of this Current Report.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information included, or incorporated by reference, in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03 of this Current Report.

Item 9.01 Financial Statements and Exhibits.
(d)Exhibits

Exhibit Number	Description
10.122	Credit Agreement by and between Vintage Stock, Inc. and Bank Midwest, a division of NBH BANK, dated October 17, 2023.[1]
10.123	Revolving Credit Note by and between Vintage Stock, Inc. and Bank Midwest, a division of NBH BANK, dated October 17, 2023.
10.124	Security Agreement by and between Vintage Stock, Inc. and Bank Midwest, a division of NBH BANK, dated October 17, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

1 Schedules and exhibits omitted pursuant to Item 601(a)(5) of Regulation S-K. Copies of any omitted schedule or exhibit will be furnished to the Securities and Exchange Commission upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIVE VENTURES INCORPORATED

	By:	/s/ Jon Isaac
Name: Jon Isaac
Title: Chief Executive Officer

Dated: October 23, 2023